CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2014, accompanying the consolidated financial statements in the Annual Report of Citizens Independent Bancorp, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Citizens Independent Bancorp, Inc. on Form S-1, File 333-191004, effective October 29, 2013.

/s/ Dixon, Davis, Bagent & Co.

Granville, Ohio

March 27, 2014